UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 7, 2013

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 7, 2013, Geokinetics Inc. (the “Company”) commenced a solicitation of acceptances of a consensual prepackaged Joint Plan of Reorganization (the “Plan”) under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”).  A copy of the Solicitation and Disclosure Statement for the Joint Chapter 11 Plan of the Company and certain of the Company’s subsidiaries (the “Solicitation and Disclosure Statement”), which includes a copy of the Plan, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company recommends that holders of claims against the Company refer to the information and the limitations and qualifications discussed in the Solicitation and Disclosure Statement, including the attached Plan.  Information contained in the Solicitation and Disclosure Statement, including the attached Plan, is subject to change, whether as a result of amendments, actions of third parties or otherwise.

There can be no assurances that the Plan will receive the requisite votes in favor of the Plan for purposes of confirmation pursuant to the Bankruptcy Code.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1

Solicitation and Disclosure Statement for the Joint Chapter 11 Plan of Geokinetics Inc., Geokinetics Holdings USA, Inc., Geokinetics Services Corp., Geokinetics Processing, Inc,, Geokinetics Acquisition Company, Geokinetics USA, Inc.Geokinetics International Holdings, Inc., Geokinetics Management, Inc., Geokinetics International, Inc., and Advanced Seismic Technology, Inc.

99.2	Press Release, dated February 7, 2013, announcing the commencement of the Company’s solicitation for a plan of reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: February 7, 2013	By:	/s/ William L. Moll. Jr.
William L. Moll, Jr. Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1

Solicitation and Disclosure Statement for the Joint Chapter 11 Plan of Geokinetics Inc., Geokinetics Holdings USA, Inc., Geokinetics Services Corp., Geokinetics Processing, Inc,, Geokinetics Acquisition Company, Geokinetics USA, Inc.Geokinetics International Holdings, Inc., Geokinetics Management, Inc., Geokinetics International, Inc., and Advanced Seismic Technology, Inc.

99.2	Press Release, dated February 7, 2013, announcing the commencement of the Company’s solicitation for a plan of reorganization.